Exhibit 4.1

Stockholder and Registration Rights Agreement

by and between

R. R. Donnelley & Sons Company

and

Donnelley Financial Solutions, Inc.

Dated as of September 14, 2016

-i-

STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT

This Stockholder and Registration Rights Agreement (this “Agreement”) is made as of September 14, 2016, by and between R. R. Donnelley & Sons Company, a Delaware corporation (“RRD”), and Donnelley Financial Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of RRD (“Donnelley Financial”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Section 1.01.

RECITALS

A. Pursuant to the Separation and Distribution Agreement, dated as of September 14, 2016 (the “Separation and Distribution Agreement”), by and among RRD, Donnelley Financial and LSC Communications, Inc., a Delaware corporation and wholly-owned subsidiary of RRD (“LSC”), RRD will distribute 80.75% of the outstanding shares of common stock, par value $0.01 per share, of Donnelley Financial (the “Common Stock”) to RRD’s stockholders (the “Donnelley Financial Distribution”).

B. RRD may Sell those shares of Common Stock that are not distributed in the Donnelley Financial Distribution (such shares not distributed in the Donnelley Financial Distribution, the “Retained Shares”) through one or more transactions, including pursuant to one or more transactions registered under the Securities Act.

C. Donnelley Financial desires to grant to RRD the Registration Rights for the Retained Shares and other Registrable Securities, subject to the terms and conditions of this Agreement.

D. RRD desires to grant Donnelley Financial a proxy to vote the Retained Shares and other Registrable Securities in proportion to the votes cast by Donnelley Financial’s other stockholders, subject to the terms and conditions of this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For the purposes of this definition, “control”

(including the correlative meanings of the terms “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise. It is expressly agreed that no Party or member of any Group shall be deemed to be an Affiliate of another Party or member of such other Party’s Group by reason of having one or more directors in common. For the avoidance of doubt, (a) LSC and Donnelley Financial shall not be considered Affiliates of RRD following the LSC Distribution and Donnelley Financial Distribution; (b) RRD and Donnelley Financial shall not be considered Affiliates of LSC following the LSC Distribution; and (c) RRD and LSC shall not be considered Affiliates of Donnelley Financial following the Donnelley Financial Distribution.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Filings” has the meaning set forth in Section 2.03(a)(i).

“Blackout Notice” has the meaning set forth in Section 2.01(d).

“Blackout Period” has the meaning set forth in Section 2.01(d).

“Board” means the board of directors of Donnelley Financial.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions doing business in New York, New York are authorized or obligated by law or required by executive order to be closed.

“Common Stock” has the meaning set forth in the recitals.

“Debt” means any indebtedness of RRD, including debt securities, notes, credit facilities, credit agreements and other debt instruments, including, in each case, any amounts due thereunder.

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Disadvantageous Condition” has the meaning set forth in Section 2.01(d).

“Dispute” has the meaning set forth in Section 4.03(a).

“Donnelley Financial” has the meaning set forth in the preamble and shall include Donnelley Financial’s successors by merger, acquisition, reorganization or otherwise.

“Donnelley Financial Distribution” has the meaning set forth in the recitals.

“Donnelley Financial Distribution Date” means the date and time at which the Distribution occurs.

“Donnelley Financial Group” means Donnelley Financial and each Subsidiary of Donnelley Financial.

“Donnelley Financial Public Sale” has the meaning set forth in Section 2.02(a).

“Exchanges” means one or more Public Exchanges or Private Exchanges.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Exchange Offer” means an exchange offer of Registrable Securities for outstanding securities of a Holder.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Holder” means RRD, so long as RRD holds any Registrable Securities, and any Permitted Transferee, so long as such Person holds any Registrable Securities.

“Indemnifying Party” has the meaning set forth in Section 2.06(c).

“Indemnitee” has the meaning set forth in Section 2.06(c).

“Initiating Holder” has the meaning set forth in Section 2.01(a).

“Limited Transferee” has the meaning set forth in Section 4.06(b).

“Loss” and “Losses” have the meaning set forth in Section 2.06(a).

“Offering Confidential Information” means, with respect to a Piggyback Registration, (i) Donnelley Financial’s plan to file the relevant Registration Statement and engage in the offering so registered, (ii) any information regarding the offering being registered (including the potential timing, price, number of shares, underwriters or other counterparties, selling stockholders or plan of distribution) and (iii) any other information (including information contained in draft supplements or amendments to offering materials) provided to any Holders by Donnelley Financial (or by third parties) in connection with a Piggyback Registration; provided, that Offering Confidential Information shall not include information that (x) was or becomes generally available to the public (including as a result of the filing of the relevant Registration Statement) other than as a result of a disclosure by any Holder, (y) was or becomes available to any Holder from a source not bound by any confidentiality agreement with Donnelley Financial or (z) was otherwise in such Holder’s possession prior to it being furnished to such Holder by Donnelley Financial or on Donnelley Financial’s behalf.

“Other Holders” has the meaning set forth in Section 2.01(f).

“Participating Banks” means such investment banks or other Persons that engage in any Exchange with RRD.

“Permitted Transferee” means any Transferee, any Subsequent Transferee and, for the limited purposes set forth in Section 4.06(b), any Limited Transferee.

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Piggyback Registration” has the meaning set forth in Section 2.02(a).

“Private Exchange” means a private exchange pursuant to which RRD shall Sell some or all of its Registrable Securities to one or more Participating Banks in exchange, directly or indirectly, for any equity interest of RRD or the satisfaction of Debt of RRD, in a transaction or series of transactions not required to be registered under the Securities Act.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Public Exchange” means a public exchange pursuant to which RRD shall Sell some or all of its Registrable Securities to one or more Participating Banks in exchange, directly or indirectly, for any equity interest of RRD or the satisfaction of Debt of RRD, in a transaction or series of transactions registered under the Securities Act.

“Registrable Securities” means the Retained Shares and any shares of Common Stock or other securities issued with respect to, in exchange for, or in replacement of such Retained Shares; provided that the term “Registrable Securities” excludes any security (i) the offering and Sale of which has been effectively registered under the Securities Act and which has been Sold in accordance with a Registration Statement, (ii) beneficially owned by a Person who is not RRD that has been Sold by a Holder in a transaction or transactions exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (including transactions pursuant to Rule 144) such that the further Sale of such securities by the transferee or assignee is not restricted under the Securities Act or (iii) that has been Sold by a Holder in a transaction in which such Holder’s rights under this Agreement are not, or cannot be, assigned.

“Registration” means a registration with the SEC of the offer and Sale to the public of any Registrable Securities under a Registration Statement. The terms “Register” and “Registering” shall have correlative meanings.

“Registration Expenses” means all expenses incident to the Donnelley Financial Group’s performance of or compliance with this Agreement, including all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications within the United States of any Registrable Securities being registered), (iii) printing expenses, messenger, telephone and delivery expenses, (iv) internal expenses of

Donnelley Financial Group (including all salaries and expenses of employees of members of Donnelley Financial Group performing legal or accounting duties), (v) fees and disbursements of counsel for Donnelley Financial and customary fees and expenses for independent certified public accountants retained by the Donnelley Financial Group (including the expenses of any comfort letters or costs associated with the delivery by Donnelley Financial Group members’ independent certified public accountants of comfort letters customarily requested by underwriters) and (vi) fees and expenses of listing any Registrable Securities on any securities exchange on which the shares of Common Stock are then listed and Financial Industry Regulatory Authority registration and filing fees; but Registration Expenses do not include (a) any fees or disbursements of any Holder, (b) all expenses incurred in connection with the printing, mailing and delivering of copies of any Registration Statement, any Prospectus, any other offering documents and any amendments and supplements thereto to any underwriters and dealers, (c) any underwriting discounts, fees or commissions attributable to the offer and Sale of any Registrable Securities, (d) any fees and expenses of the underwriters or dealer managers, (e) the cost of preparing, printing or producing any agreements among underwriters, underwriting agreements and blue sky or legal investment memoranda, any selling agreements and any other similar documents in connection with the offering, Sale, distribution or delivery of the Registrable Securities or other shares of Common Stock to be Sold, including any fees of counsel for any underwriters in connection with the qualification of the Registrable Securities or other shares of Common Stock to be Sold for offering and Sale or distribution under state securities laws, (f) any stock transfer taxes, out-of-pocket costs and expenses relating to any investor presentations on any “road show” presentations undertaken in connection with marketing of the Registrable Securities and (g) any fees and expenses of any counsel to the Holder or the underwriters or dealer managers.

“Registration Period” has the meaning set forth in Section 2.01(c).

“Registration Rights” means the rights of the Holders to cause Donnelley Financial to Register Registrable Securities pursuant to Article II.

“Registration Statement” means any registration statement of Donnelley Financial filed with, or as the context permits to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference into such registration statement. For the avoidance of doubt, it is acknowledged and agreed that such Registration Statement may be on any form that shall be applicable, including Form S-1, Form S-3 or Form S-4 and may be a Shelf Registration Statement.

“Retained Shares” has the meaning set forth in the recitals.

“RRD” has the meaning set forth in the preamble and shall include RRD’s successors by merger, acquisition, reorganization or otherwise.

“RRD Group” means RRD and each Subsidiary of RRD.

“Sale” means the direct or indirect transfer, sale, assignment or other disposition of a security. The terms “Sell” and “Sold” shall have correlative meanings.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Separation and Distribution Agreement” has the meaning set forth in the recitals.

“Shelf Registration Statement” means a Registration Statement of Donnelley Financial for an offering of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or similar provisions then in effect).

“Subsequent Transferee” has the meaning set forth in Section 4.06(b).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (x) the total combined voting power of all classes of voting securities of such Person, (y) the total combined equity interests or (z) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Transferee” has the meaning set forth in Section 4.06(b).

“Underwritten Offering” means a Registration in which Registrable Securities are Sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

Section 1.02 Interpretation. In this Agreement, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural, and words used in the plural include the singular;

(b) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and a reference to such Person’s “Affiliates” or “Subsidiaries” shall be deemed to mean such Person’s Affiliates or Subsidiaries, as applicable, following the Donnelley Financial Distribution;

(c) any reference to any gender includes the other gender and the neuter;

(d) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “shall” and “will” are used interchangeably and have the same meaning;

(f) the word “or” shall have the inclusive meaning represented by the phrase “and/or”;

(g) any reference to any Article, Section, Exhibit or Schedule means such Article or Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(h) the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(i) any reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(j) any reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(k) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(l) the table of contents and titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement;

(m) any portion of this Agreement obligating a party to take any action or refrain from taking any action, as the case may be, shall mean that such party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be;

(n) the language of this Agreement shall be deemed to be the language the parties hereto have chosen to express their mutual intent, and no rule of strict construction shall be applied against any party; and

(o) except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be performed or given timely if performed or given on the next succeeding Business Day.

ARTICLE II

Registration Rights

Section 2.01 Registration. (a) Prior to the third anniversary of the Donnelley Financial Distribution Date, any Holder(s) of 10% or more of the then outstanding Registrable Securities (and any Holders acting together which collectively hold 10% or more of the then outstanding Registrable Securities) (collectively, the “Initiating Holder”; provided that the 10% ownership threshold shall not apply to any Holder that is a member of the RRD Group) shall have the right to request that Donnelley Financial file a Registration Statement, on behalf of itself or, in the case of RRD, on behalf of the Participating Banks, with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such Initiating Holder, by delivering a written request thereof to Donnelley Financial specifying the number of shares of Registrable Securities such Initiating Holder wishes to register (a “Demand Registration”). Donnelley Financial shall (i) within ten days of the receipt of a Demand Registration, give written notice of such Demand Registration to all Holders of Registrable Securities, (ii) use commercially reasonable efforts to prepare and file the Registration Statement as expeditiously as possible but in any event within 45 days of such request, and (iii) use commercially reasonable efforts to cause the Registration Statement to become effective in respect of each Demand Registration in accordance with the intended method of distribution set forth in the written request delivered by the Initiating Holder. Donnelley Financial shall include in such Registration all Registrable Securities with respect to which Donnelley Financial receives, within the 10 days immediately following the receipt by the Holder(s) of such notice from Donnelley Financial, a request for inclusion in the Registration from the Holder(s) thereof. Each such request from a Holder of Registrable Securities for inclusion in the Registration shall also specify the aggregate amount of Registrable Securities proposed to be Registered and include the selling security holder information required by Items 507 and 508 of Regulation S-K, as applicable. The Initiating Holder may request that the Registration Statement be on any appropriate form, including Form S-4 in the case of an Exchange Offer or a Shelf Registration Statement, and Donnelley Financial shall effect the Registration on the form so requested.

(b) The Holder(s) may collectively make a total of three Demand Registration requests pursuant to Section 2.01(a) (including any exercise of rights to Demand Registration transferred pursuant to Section 4.06; provided that the Holder(s) may not make more than one Demand Registration request in any six (6)-month period. Donnelley Financial shall not be required to register the Registrable Securities requested to be included in the Demand Registration unless a Holder has requested to include in such Demand Registration either (i) together with all other Holders participating in the Demand Registration, Registrable Securities having an aggregate principal amount of at least $50 million or (ii) all of the Registrable Securities then held by such requesting Holder. In addition, and notwithstanding anything to the contrary, RRD shall be permitted to engage in up to four Private Exchanges during the first twelve months following the date hereof, and all Demand Registration requests made by the Participating Banks in such Private Exchanges shall collectively count only as one Demand Registration request (with such request date deemed to be the date of the first of the requests made pursuant to the applicable Private Exchanges) for purposes of the limitation on the number of Demand Registration requests set forth in the first sentence of this Section 2.01(b) (it being understood that RRD shall be permitted to engage in additional Private Exchanges outside such twelve-month period, but each Demand Registration request by the Participating Banks for such Private Exchange shall count as an additional Demand Registration request for purposes of the limitation on the number of Demand Registration requests set forth in the first sentence of this Section 2.01(b)).

(c) Donnelley Financial shall be deemed to have effected a Registration for purposes of this Section 2.01 if the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC and remains effective until the earlier of (i) the date when all Registrable Securities thereunder have been Sold and (ii) 60 days from the effective date of the Registration Statement (or from the date the applicable Prospectus is filed with the SEC if Donnelley Financial is satisfying a request for a Demand Registration by filing a Prospectus under an effective Shelf Registration Statement) (the “Registration Period”). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement or dealer manager agreement, if any, entered into in connection with such Registration are not satisfied by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement or dealer manager agreement by any member of the Donnelley Financial Group. If during the Registration Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority or the need to update or supplement the Registration Statement, the Registration Period shall be extended on a day-for-day basis for any period in which the Holder(s) is unable to complete an offering as a result of such stop order, injunction or other order or requirement of the SEC or other Governmental Authority.

(d) With respect to any Registration Statement, whether filed or to be filed pursuant to this Agreement, if Donnelley Financial shall reasonably determine, upon the advice of legal counsel, that maintaining the effectiveness of such Registration Statement or filing an amendment or supplement thereto (or, if no Registration Statement has yet been filed, filing such a Registration Statement) would require the public disclosure of material nonpublic information concerning any bona fide material financing transaction or any material transaction under consideration by the Donnelley Financial Group that would materially adversely affect the Donnelley Financial Group or materially interfere with such transaction (a “Disadvantageous Condition”), Donnelley Financial may, for the shortest period reasonably practicable, and in any event for not more than 30 consecutive calendar days (a “Blackout Period”), notify the Holders whose offers and Sales of Registrable Securities are covered (or to be covered) by such Registration Statement (a “Blackout Notice”) that such Registration Statement is unavailable for use (or will not be filed as requested). Upon the receipt of any such Blackout Notice, the Holders shall forthwith discontinue use of the Prospectus contained in any effective Registration Statement; provided, that, if at the time of receipt of such Blackout Notice any Holder shall have Sold its Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares) and the Disadvantageous Condition is not of a nature that would require a post-effective amendment to the Registration Statement, then Donnelley Financial shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities laws on the timely delivery of such Registrable Securities. When any Disadvantageous Condition as to which a Blackout Notice has been previously delivered shall cease to exist, Donnelley Financial shall as promptly as reasonably practicable notify the Holders and take such actions in respect of such Registration Statement as are otherwise required by this Agreement. The effectiveness period for any Demand Registration for which Donnelley Financial has given notice of a Blackout Period shall be increased by the length of time of such Blackout Period. Donnelley Financial shall not impose, in any 180-day period, Blackout Periods lasting, in the aggregate, in excess of 60 calendar days. If Donnelley Financial declares a Blackout Period with respect to a Demand Registration for a Registration Statement that has not yet been declared effective, (i) the Holders may by notice to Donnelley Financial withdraw the related Demand Registration request without such Demand Registration request counting against the number of Demand Registration requests permitted to be made under Section 2.01(b) and (ii) the Holders shall not be responsible for any of Donnelley Financial’s related Registration Expenses.

(e) If the Initiating Holder so indicates at the time of its request pursuant to Section 2.01(a), such offering of Registrable Securities shall be in the form of an Underwritten Offering or an Exchange Offer, and Donnelley Financial shall indicate this selection in the written notice to the Holders required under Section 2.01(a). In the event that the Initiating Holder intends to Sell the Registrable Securities by means of an Underwritten Offering or Exchange Offer, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such Underwritten Offering or Exchange Offer and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering or the Exchange Offer to the extent provided herein. The Holders of a majority of the outstanding Registrable Securities being included in any Underwritten Offering or Exchange Offer shall select the underwriter(s) in the case of an Underwritten Offering or the dealer manager(s) in the case of an Exchange Offer, provided that such underwriter(s) or dealer manager(s) are reasonably acceptable to Donnelley Financial. Donnelley Financial shall be entitled to designate counsel for such underwriter(s) or dealer manager(s) (subject to their approval), provided that such designated underwriters’ counsel shall be a firm of national reputation representing underwriters or dealer managers in capital markets transactions.

(f) If the managing underwriter or underwriters of a proposed Underwritten Offering of Registrable Securities included in a Registration pursuant to this Section 2.01 inform(s) in writing the Holders participating in such Registration that, in its or their opinion, the number of securities requested to be included in such Registration exceeds the number that can be Sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such Registration shall be reduced to the maximum number recommended by the managing underwriter or underwriters and allocated pro rata among the Holders, including the Initiating Holder, in proportion to the number of Registrable Securities each Holder has requested to be included in such Registration; provided, that in such circumstance the Initiating Holder may notify Donnelley Financial in writing that the Registration Statement shall be abandoned or withdrawn, in which event Donnelley Financial shall abandon or withdraw such Registration Statement. In the event the Initiating Holder notifies Donnelley Financial that such Registration Statement shall be abandoned or withdrawn following such notification by the managing underwriter or underwriters, such Holder shall not be deemed to have requested a Demand Registration pursuant to Section 2.01(a), and Donnelley Financial shall not be deemed to have effected a Demand Registration pursuant to Section 2.01(b). If the amount of Registrable Securities to be underwritten has not been limited in accordance with the first sentence of this Section 2.01(f), Donnelley Financial and the holders of Common Stock or, if the Registrable Securities include securities other than Common Stock, the holders of securities of the same class of those securities included in the Registrable Securities, in each case, other than the Holders (“Other Holders”), may include such securities for Donnelley Financial’s own account or for the account of Other Holders in such Registration if the underwriter(s) so agree and to the extent that, in the opinion of such underwriter(s), the inclusion of such additional amount will not adversely affect the offering of the Registrable Securities included in such Registration.

Section 2.02 Piggyback Registrations. (a) Prior to the earlier to occur of the third anniversary of the Donnelley Financial Distribution Date or the date on which the Registrable Securities then held by the Holder(s) represents less than 1% of Donnelley Financial’s then-issued and outstanding Common Stock (or, if the Registrable Securities include securities other than Common Stock, less than 1% of Donnelley Financial’s then-issued and outstanding securities of the same class as the securities included in the Registrable Securities), if Donnelley Financial proposes to file a Registration Statement (other than a Shelf Registration) or a Prospectus supplement filed pursuant to a Shelf Registration Statement under the Securities Act with respect to any offering of such securities for its own account and/or for the account of any Other Holders (other than (i) a Registration under Section 2.01, (ii) a Registration pursuant to a Registration Statement on Form S-8 or Form S-4 or similar form that relates to a transaction subject to Rule 145 under the Securities Act, (iii) any form that does not include substantially the same information, other than information relating to the selling holders or their plan of distribution, as would be required to be included in a Registration Statement covering the sale of the Registrable Securities, (iv) in connection with any dividend reinvestment or similar plan, (v) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction or (vi) a Registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered) (a “Donnelley Financial Public Sale”), then, as soon as practicable, but in any event not less than 15 days prior to the proposed date of filing such Registration Statement, Donnelley Financial shall give written notice of such proposed filing to each Holder, and such notice shall offer such Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.02(b) and Section 2.02(c), if a Holder delivers a request for a Piggyback Registration in writing within five Business Days after the receipt of notice of any such Donnelley Financial Public Sale, Donnelley Financial shall use its commercially reasonable efforts to include in a Registration Statement with respect to a Donnelley Financial Public Sale all Registrable Securities that are requested to be included therein; provided, however, that if, at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, Donnelley Financial shall determine for any reason not to Register or to delay Registration of the Donnelley Financial Public Sale, Donnelley Financial may, at its election, give written notice of such determination to each such Holder and, thereupon, (x) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration, without prejudice, however, to the rights of any Holder to request that such Registration be effected as a Demand Registration under Section 2.01 and (y) in the case of a determination to delay Registration, shall be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other shares of Common Stock in the Donnelley Financial Public Sale. No Registration effected under this Section 2.02 shall relieve Donnelley Financial of its obligation to effect any Demand Registration under Section 2.01. For purposes of clarification, Donnelley Financial’s filing of a Shelf Registration Statement shall not be deemed to be a Donnelley Financial Public Sale; provided, however, that any prospectus supplement filed pursuant to a Shelf Registration Statement with respect to an offering of Donnelley Financial’s Common Stock for its own account and/or for the account of any other Persons will be a Donnelley Financial Public Sale unless such offering qualifies for an exemption from the Donnelley Financial Public Sale definition in this Section 2.02(a).

(b) In the case of any Underwritten Offering, each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in such Underwritten Offering pursuant to Section 2.02(a) at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to Donnelley Financial of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

(c) If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs Donnelley Financial and each Holder in writing that, in its or their opinion, the number of securities of such class that such Holder and any other Persons intend to include in such offering exceeds the number that can be Sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, all securities of Donnelley Financial and any other Persons (other than Donnelley Financial’s executive officers and directors) for whom Donnelley Financial is effecting the Registration, as the case may be, proposes to Sell, (ii) second, the number, if any, of Registrable Securities of such class that, in the opinion of such managing underwriter or underwriters, can be Sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Registrable Securities of such class requested by such Holder to be included in such Sale, (iii) third, the number of securities of executive officers and directors of Donnelley Financial for whom Donnelley Financial is effecting the Registration, as the case may be, with such number to be allocated pro rata among the executive officers and directors and (iv) fourth, any other securities eligible for inclusion in such Registration, allocated among the holders of such securities in such proportion as Donnelley Financial and those holders may agree.

(d) After a Holder has been notified of its opportunity to include Registrable Securities in a Piggyback Registration, such Holder (i) shall treat the Offering Confidential Information as confidential information, (ii) shall not use any Offering Confidential Information for any purpose other than to evaluate whether to include its Registrable Securities (or other shares of Common Stock) in such Piggyback Registration and (iii) shall not disclose any Offering Confidential Information to any Person other than such of its agents, employees, advisors and counsel as have a need to know such Offering Confidential Information, and to cause such agents, employees, advisors and counsel to comply with the requirements of this Section 2.02(d); provided, that any such Holder may disclose Offering Confidential Information if such disclosure is required by legal process, but such Holder shall cooperate with Donnelley Financial to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the Offering Confidential Information.

Section 2.03 Registration Procedures. (a) In connection with Donnelley Financial’s Registration obligations under Section 2.01 and Section 2.02, Donnelley Financial shall use commercially reasonable efforts to effect such Registration to permit the offer and Sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith, Donnelley Financial shall, and shall cause the members of the Donnelley Financial Group to:

(i) prepare and file the required Registration Statement, including all exhibits and financial statements and, in the case of an Exchange Offer, any document required under Rule 425 or Rule 165 with respect to such Exchange Offer (collectively, the “Ancillary Filings”) required under the Securities Act to be filed therewith, and before filing with the SEC a Registration Statement or Prospectus, or any amendments or supplements thereto, (A) furnish to the underwriters or dealer managers, if any, and to the Holders, copies of all documents prepared to be filed, which documents shall be subject to the review and reasonable comment of such underwriters or dealer managers and such Holders and their respective counsel, and provide such underwriters or dealers managers, if any, and such Holders and their respective counsel reasonable time to review and comment thereon and (B) not file with the SEC any Registration Statement or Prospectus or amendments or supplements thereto or any Ancillary Filing to which the Holders or the underwriters or dealer managers, if any, shall reasonably object;

(ii) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus and any Ancillary Filing as may be reasonably requested by the participating Holders;

(iii) promptly notify the participating Holders and the managing underwriters or dealer managers, if any, and, if requested, confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by any member of the Donnelley Financial Group (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, or any Ancillary Filing has been filed, (B) of any comments (written or oral) by the SEC or any request (written or oral) by the SEC or any other Governmental Authority for amendments or supplements to such Registration Statement, such Prospectus or any Ancillary Filing, or for any additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement, any order preventing or suspending the use of any preliminary or final Prospectus or any Ancillary Filing, or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties (written or oral) in any applicable underwriting agreement or dealer manager agreement cease to be true and correct in all material respects and (E) of the receipt by any member of the Donnelley Financial Group of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or Sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv) (A) promptly notify each participating Holder and the managing underwriter(s) or dealer manager(s), if any, when Donnelley Financial becomes aware of the occurrence of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Ancillary Filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, or if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or any Ancillary Filing in order to comply with the Securities Act, and (B) in either case, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to each participating Holder and the underwriter(s) or dealer manager(s), if any, an amendment or supplement to such Registration Statement, Prospectus or Ancillary Filing that will correct such statement or omission or effect such compliance;

(v) use commercially reasonable efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(vi) promptly (A) incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s) or dealer manager(s), if any, and the Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities and (B) make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii) furnish to each participating Holder and each underwriter or dealer manager, if any, without charge, as many conformed copies as such Holder or underwriter or dealer manager may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, but excluding all documents and exhibits (i) incorporated therein by reference or (ii) that are available via the SEC’s EDGAR system;

(viii) deliver to each participating Holder and each underwriter or dealer manager, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Holder or underwriter or dealer manager may reasonably request (it being understood that Donnelley Financial consents to the use of such Prospectus or any amendment or supplement thereto by each participating Holder and the underwriter(s) or dealer manager(s), if any, in connection with the offering and Sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such participating Holder or underwriter or dealer manager may reasonably request in order to facilitate the Sale of the Registrable Securities by such Holder or underwriter or dealer manager;

(ix) on or prior to the date on which the applicable Registration Statement is declared effective or becomes effective, use its commercially reasonable efforts to register or qualify, and cooperate with each participating Holder, the managing underwriter(s) or dealer manager(s), if any, and their respective counsel, in connection with the registration or qualification of, such Registrable Securities for offer and Sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any participating Holder or managing underwriter(s) or dealer manager(s), if any, or their respective counsel reasonably request, and in any foreign jurisdiction mutually agreeable to Donnelley Financial and the participating Holders, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of offers and Sales and dealings in such jurisdictions for so long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that Donnelley Financial will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject or conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction;

(x) in connection with any Sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each participating Holder and the managing underwriter(s) or dealer manager(s), if any, to (A) facilitate the timely preparation and delivery of book entry statements or certificates representing Registrable Securities to be Sold and not bearing any restrictive Securities Act legends and (B) register such Registrable Securities in such denominations and such names as such participating Holder or the underwriter(s) or dealer manager(s), if any, may request at least two Business Days prior to such Sale of Registrable Securities; provided that Donnelley Financial may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xi) cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority and each securities exchange, if any, on which any of Donnelley Financial’s securities are then listed or quoted and on each inter-dealer quotation system on which any of Donnelley Financial’s securities are then quoted, and in the performance of any due diligence investigation by any underwriter or dealer manager (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of each such exchange, and use commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s) or dealer manager(s), if any, to consummate the Sale of such Registrable Securities;

(xii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with the Depository Trust Company; provided, that Donnelley Financial may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xiii) obtain for delivery to and addressed to the underwriter(s) or dealer manager(s), if any, opinions of external counsel for Donnelley Financial, in each case dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement or, in the event of an Exchange Offer, the date of the closing under the dealer manager agreement or similar agreement or otherwise, and in each such case in customary form and content for the type of Underwritten Offering or Exchange Offer, as applicable;

(xiv) in the case of an Underwritten Offering or Exchange Offer, obtain for delivery to and addressed to Donnelley Financial and the managing underwriter(s) or dealer manager(s), if any, and, to the extent requested, each participating Holder, a comfort letter from Donnelley Financial’s independent registered public accounting firm in customary form and content for the type of Underwritten Offering or Exchange Offer, dated the date of execution of the underwriting agreement or dealer manager agreement or, if none, the date of commencement of the Exchange Offer, and brought down to the closing, whether under the underwriting agreement or dealer manager agreement, if applicable, or otherwise;

(xv) in the case of an Exchange Offer that does not involve a dealer manager, provide to each participating Holder such customary written representations and warranties or other covenants or agreements as may be requested by any participating Holder comparable to those that would be included in an underwriting or dealer manager agreement;

(xvi) use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable, but in any event no later than 90 days, after the end of the 12-month period beginning with the first day of Donnelley Financial’s first quarter commencing after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement;

(xvii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xviii) cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which such Registrable Securities are then listed or quoted and on each inter-dealer quotation system on which any of Donnelley Financial’s securities are then quoted;

(xix) provide (A) each Holder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include any Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the Sale or placement agent therefor, if any, (D) the dealer manager therefor, if any, (E) counsel for such Holder, underwriters, agent, or dealer manager and (F) any attorney, accountant or other agent or representative retained by such Holder or any such underwriter or dealer manager, as selected by such Holder, in each case, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto; and for a reasonable period prior to the filing of such Registration Statement, upon execution of a customary confidentiality agreement, make available for inspection upon reasonable notice at reasonable times and for reasonable periods, by the parties referred to in clauses (A) through (F) above, all pertinent financial and other records, pertinent corporate and other documents and properties of the Donnelley Financial Group that are available to Donnelley Financial, and cause all of the Donnelley Financial Group’s officers, directors and employees and the independent public accountants who have certified its financial statements to supply all information available to Donnelley Financial reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence or other responsibility, subject to the foregoing; provided, that in no event shall any member of the Donnelley Financial Group be required to make available any information which the Donnelley Financial Group determines in good faith to be competitively sensitive with respect to such recipient.

The recipients of such information shall coordinate with one another so that the inspection permitted hereunder will not unnecessarily interfere with the Donnelley Financial Group’s conduct of business. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and acknowledges that it shall have an obligation not to, and agrees that it shall not, use such confidential information as the basis for any market transactions in the securities of Donnelley Financial or its Affiliates unless and until such information is made generally available to the public by Donnelley Financial or such Affiliate or for any reason not related to the Registration of Registrable Securities;

(xx) in the case of an Underwritten Offering or Exchange Offer registering 25% or more of the Retained Shares, cause the senior executive officers of Donnelley Financial to participate at reasonable times and for reasonable periods in the customary “road show” presentations that may be reasonably requested by the managing underwriter(s) or dealer manager(s), if any, and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, except to the extent that such participation materially interferes with the management of Donnelley Financial’s business; provided that the effectiveness period for any Demand Registration shall be increased on a day-for-day basis by the period of time that management cannot participate;

(xxi) comply with all requirements of the Securities Act, Exchange Act and other applicable laws, rules and regulations, as well as all applicable stock exchange rules; and

(xxii) take all other customary steps reasonably necessary or advisable to effect the Registration and distribution of the Registrable Securities contemplated hereby.

(b) As a condition precedent to any Registration hereunder, Donnelley Financial may require each Holder as to which any Registration is being effected to furnish to Donnelley Financial such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as Donnelley Financial may from time to time reasonably request in writing. Each such Holder agrees to furnish such information to Donnelley Financial and to cooperate with Donnelley Financial as reasonably necessary to enable Donnelley Financial to comply with the provisions of this Agreement.

(c) Each Holder shall, as promptly as reasonably practicable, notify Donnelley Financial, at any time when a Prospectus is required to be delivered (or deemed delivered) under the Securities Act, of the occurrence of an event, of which such Holder has knowledge, relating to such Holder or its Sale of Registrable Securities thereunder requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) RRD agrees, and any other Holder agrees by acquisition of such Registrable Securities, that, upon receipt of any written notice from Donnelley Financial of the occurrence of any event of the kind described in Section 2.03(a)(iv) such Holder will forthwith discontinue Sale of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.03(a)(iv), or until such Holder is advised in writing by Donnelley Financial that the use of the Prospectus may be resumed, and if so directed by Donnelley Financial, such Holder will deliver to Donnelley Financial, at Donnelley Financial’s expense, all copies of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Donnelley Financial shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice through the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.03(a)(iv) or is advised in writing by Donnelley Financial that the use of the Prospectus may be resumed.

Section 2.04 Underwritten Offerings or Exchange Offers. (a) If requested by the managing underwriter(s) for any Underwritten Offering or dealer manager(s) for any Exchange Offer that is requested by Holders pursuant to a Demand Registration under Section 2.01, Donnelley Financial shall enter into an underwriting agreement or dealer manager agreement, as applicable, with such underwriter(s) or dealer manager(s) for such offering, such agreement to be reasonably satisfactory in substance and form to Donnelley Financial and the underwriter(s) or dealer manager(s) and, if RRD is a participating Holder, to RRD. Such agreement shall contain such representations and warranties by Donnelley Financial and such other terms as are generally prevailing in agreements of that type. Each Holder with Registrable Securities to be included in any Underwritten Offering or Exchange Offer by such underwriter(s) or dealer manager(s) shall enter into such underwriting agreement or dealer manager agreement at the request of Donnelley Financial, which agreement shall contain such reasonable representations and warranties by the Holder and such other reasonable terms as are generally prevailing in agreements of that type.

(b) In the event of a Donnelley Financial Public Sale involving an offering of Common Stock or other equity securities of Donnelley Financial in an Underwritten Offering (whether in a Demand Registration or a Piggyback Registration, whether or not the Holders participate therein), the Holders hereby agree, and, in the event of a Donnelley Financial Public Sale of Common Stock or other equity securities of Donnelley Financial in an Underwritten Offering or an Exchange Offer, Donnelley Financial shall agree, and it shall cause its executive officers and directors to agree, if requested by the managing underwriter or underwriters in such Underwritten Offering or by the Holder or the dealer manager or dealer managers, in an Exchange Offer, not to effect any Sale or distribution (including any offer to Sell, contract to Sell, short Sale or any option to purchase) of any securities (except, in each case, as part of the applicable Registration, if permitted hereunder) that are of the same type as those being Registered in connection with such public offering and Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning five days before, and ending 90 days (or such lesser period as may be permitted by Donnelley Financial or the participating Holder(s), as applicable, or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, if later, the date of the Prospectus), to the extent timely notified in writing by such selling Person or the managing underwriter or underwriters or dealer manager or dealer managers. The participating Holders and Donnelley Financial, as applicable, also agree to execute an agreement evidencing the restrictions in this Section 2.04(b) in customary form and with customary exceptions (which, for the avoidance of doubt, shall permit any Sale pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act), which form is reasonably satisfactory to Donnelley Financial or the participating Holder(s), as applicable, and the underwriter(s) or dealer manager(s), as applicable; provided that such restrictions may be included in the underwriting agreement or dealer manager agreement, if applicable. Donnelley Financial may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

(c) No Holder may participate in any Underwritten Offering or Exchange Offer hereunder unless such Holder (i) agrees to Sell such Holder’s securities on the basis provided in any underwriting arrangements or dealer manager agreements approved by Donnelley Financial or other Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, dealer manager agreements and other documents reasonably required under the terms of such underwriting arrangements or dealer manager agreements or this Agreement.

Section 2.05 Registration Expenses Paid by Donnelley Financial. In the case of any Registration of Registrable Securities required pursuant to this Agreement, Donnelley Financial shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective; provided, however, that Donnelley Financial shall not be required to pay for any expenses of any Registration begun pursuant to Section 2.01 if the Demand Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one Demand Registration to which they have the right pursuant to Section 2.01(b).

Section 2.06 Indemnification. (a) Donnelley Financial agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder whose shares are included in a Registration Statement and each Person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) such Holder, from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the offering and Sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus (as defined in Rule 405 under the Securities Act) that Donnelley Financial has filed or is required to file pursuant to Rule 433(d) of the Securities Act or any Ancillary Filing, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such liability or Loss results from or arises out of (A) the fact that a current copy of the Prospectus was not sent or given to the Person asserting any such liability at or prior to the written confirmation of the Sale of the Registrable Securities concerned to such Person if it is determined by a court of competent jurisdiction in a final and non-appealable judgment that Donnelley Financial has provided such Prospectus and it was the responsibility of such Holder or its agents to provide such Person with a current copy of the Prospectus and such current copy of the Prospectus would have cured the defect giving rise to such liability, (B) the use of any Prospectus by or on behalf of any Holder after Donnelley Financial has notified such Person (x) that such Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) that a stop order has been issued by the SEC with respect to a Registration Statement or (z) that a Disadvantageous Condition exists, or (C) information furnished in writing by such Holder or on such Holder’s behalf, in either case expressly for use in such Registration Statement, Prospectus, free writing prospectus or Ancillary Filing relating to such Holder’s Registrable Securities. This indemnity shall be in addition to any liability Donnelley Financial may otherwise have, including under the Separation and Distribution Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Sale of such securities by such Holder.

(b) Each participating Holder whose Registrable Securities are included in a Registration Statement agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, Donnelley Financial, its directors, officers, agents, advisors, employees and each Person, if any, who controls (within the meaning of the Securities Act and the Exchange Act) Donnelley Financial from and against any and all Losses (i) arising out of or based upon information furnished in writing by such Holder or on such Holder’s behalf, in either case expressly for use in a Registration Statement, Prospectus, free writing prospectus or Ancillary Filing relating to such Holder’s Registrable Securities or (ii) resulting from (A) the fact that a current copy of the Prospectus was not sent or given to the Person asserting any such liability at or prior to the written confirmation of the Sale of the Registrable Securities concerned to such Person if it is determined by a court of competent jurisdiction in a final and non-appealable judgment that it was the responsibility of such Holder or its agent to provide such Person with a current copy of the Prospectus and such current copy of the Prospectus would have cured the defect giving rise to such liability, or (B) the use of any Prospectus by or on behalf of any Holder after Donnelley Financial has notified such Person (x) that such Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) that a stop order has been issued by the SEC with respect to a Registration Statement or (z) that a Disadvantageous Condition exists. This indemnity shall be in addition to any liability the participating Holder may otherwise have, including under the Separation and Distribution Agreement. In no event shall the liability of any participating Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such holder under the Sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Donnelley Financial or any indemnified party.

(c) If for any reason the indemnification provided for in Section 2.06(a) or Section 2.06(b) is unavailable to any Person entitled to indemnification hereunder (an “Indemnitee”) or insufficient to hold it harmless as contemplated by Section 2.06(a) or Section 2.06(b), then any party which may be obligated to provide indemnification to such Indemnitee (an “Indemnifying Party”) shall contribute to the amount paid or payable by the Indemnitee as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnitee on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. For the avoidance of doubt, the establishment of such relative fault, and any disagreements or disputes relating thereto, shall be subject to Section 4.03. Notwithstanding anything in this Section 2.06(c) to the contrary, no Indemnifying Party (other than Donnelley Financial) shall be required pursuant to this Section 2.06(c) to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party from the Sale of Registrable Securities in the offering to which the Losses of the Indemnitees relate (before deducting expenses, if any) exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.06(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.06(c). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an Indemnitee hereunder shall be deemed to include, for purposes of this Section 2.06(c), any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. If indemnification is available under this Section 2.06, the Indemnifying Parties shall indemnify each Indemnitee to the full extent provided in Section 2.06(a) and Section 2.06(b) without regard to the relative fault of said Indemnifying Parties or Indemnitee. Any Holders’ obligations to contribute pursuant to this Section 2.06(c) are several and not joint.

Section 2.07 Reporting Requirements; Rule 144. Until the earlier of (a) the expiration or termination of this Agreement in accordance with its terms and (b) the date upon which RRD ceases to own any Registrable Securities, Donnelley Financial shall use its commercially reasonable efforts to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable laws or rules, and thereafter shall timely file such information, documents and reports as the SEC may require or prescribe under Sections 13, 14 and 15(d), as applicable, of the Exchange Act so that Donnelley Financial will qualify for registration on Form S-3 at such time as it may be first eligible (it being understood that as of the date hereof, Donnelley Financial is not eligible to register securities on Form S-3) and to enable RRD to Sell Registrable Securities without registration under the Securities Act consistent with the exemptions from registration under the Securities Act provided by (i) Rule 144 or Regulation S under the Securities Act, as amended from time to time, or (ii) any similar SEC rule or regulation then in effect. From and after the date hereof through the earlier of the expiration or termination of this Agreement in accordance with its terms and the date upon which RRD ceases to own any Registrable Securities, Donnelley Financial shall forthwith upon request furnish any Holder (x) a written statement by Donnelley Financial as to whether it has complied with such requirements and, if not, the specifics thereof, (y) a copy of the most recent annual or quarterly report of Donnelley Financial and (z) such other reports and documents filed by Donnelley Financial with the SEC as such Holder may reasonably request in availing itself of an exemption for the offering and Sale of Registrable Securities without registration under the Securities Act.

ARTICLE III

Voting Restrictions

Section 3.01 Voting of Donnelley Financial Common Stock. (a) From the date of this Agreement and until the date that RRD ceases to own any Registrable Securities, RRD shall be present, in person or by proxy, at each and every Donnelley Financial stockholder meeting, and otherwise to cause all Registrable Securities owned by it to be counted as present for purposes of establishing a quorum at any such meeting.

(b) From the date of this Agreement and until the date that RRD ceases to own any Registrable Securities, RRD hereby grants an irrevocable proxy, which shall be deemed coupled with an interest sufficient in law to support an irrevocable proxy to Donnelley Financial or its designees, to vote, with respect to any matter (including waivers of contractual or statutory rights), all Registrable Securities owned by it, in proportion to the votes cast by the other holders of Common Stock on such matter, to the extent such Registrable Securities are entitled to vote or consent on any such matter; provided that (i) such proxy shall automatically be revoked as to a particular Registrable Security upon any Sale of such Registrable Security by RRD and (ii) nothing in this Section 3.01(b) shall limit or prohibit any such Sale.

(c) RRD acknowledges and agrees that Donnelley Financial will be irreparably damaged in the event any of the provisions of this Article III are not performed by RRD in accordance with their terms or are otherwise breached. Accordingly, it is agreed that Donnelley Financial shall be entitled to an injunction to prevent breaches of this Article III and to specific enforcement of the provisions of this Article III in any action instituted in any court of the United States or any state having subject matter jurisdiction over such action.

ARTICLE IV

Miscellaneous

Section 4.01 Term. This Agreement shall terminate upon the earlier of (a) three years after the Donnelley Financial Distribution Date, (b) the time at which all Registrable Securities are held by Persons other than Holders and (c) the time at which all Registrable Securities have been Sold in accordance with one or more Registration Statements; provided, that the provisions of Section 2.05 and Section 2.06 and this Article IV shall survive any such termination.

Section 4.02 Counterparts; Entire Agreement; Corporate Power. (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

(b) This Agreement, the exhibit hereto and Article X of the Separation and Distribution Agreement contain the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties with respect to such subject matter other than those set forth or referred to herein.

(c) RRD represents and Donnelley Financial represents on behalf of itself and each other member of the Donnelley Financial Group, as follows: (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

(d) Each party hereto acknowledges that it and each other party hereto may execute this Agreement by facsimile, stamp or mechanical signature. Each party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it shall not assert that any such signature is not adequate to bind such party to the same extent as if it were signed manually and agrees that at the reasonable request of any other party hereto at any time it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

Section 4.03 Disputes. (a) Any dispute, controversy or claim arising out of or relating to this Agreement, including the validity, interpretation, breach or termination hereof (a “Dispute”), shall be resolved in accordance with the procedures set forth in Article X of the Separation and Distribution Agreement, which shall be the sole and exclusive procedures for the resolution of any such Dispute unless otherwise specified in this Agreement or in Article X of the Separation and Distribution Agreement.

(b) This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

(c) THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO TRIAL BY JURY.

Section 4.04 Amendment. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of Donnelley Financial, if such waiver, amendment, supplement or modification is sought to be enforced against Donnelley Financial, or the Holders of a majority of the Registrable Securities, if such waiver, amendment, supplement or modification is sought to be enforced against a Holder.

Section 4.05 Waiver of Default. Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of such party. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.06 Successors, Assigns and Transferees. (a) This Agreement and all provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Donnelley Financial may assign this Agreement to any member of the Donnelley Financial Group or at any time in connection with a sale or acquisition of Donnelley Financial, whether by merger, consolidation, sale of all or substantially all of Donnelley Financial’s assets, or similar transaction, without the consent of the Holders; provided, that the successor or acquiring Person agrees in writing to assume all of Donnelley Financial’s rights and obligations under this Agreement. RRD may assign this Agreement to any member of the RRD Group or at any time in connection with a sale or acquisition of RRD, whether by merger, consolidation, sale of all or substantially all of RRD ’s assets, or similar transaction, without the consent of Donnelley Financial.

(b) It is acknowledged and agreed that on the date hereof, RRD is the only Holder for purposes of this Agreement. In connection with the Sale of Registrable Securities, RRD may assign its Registration-related rights and obligations under this Agreement relating to such Registrable Securities to the following transferees in such Sale: (i) a member of the RRD Group to which Registrable Securities are Sold, (ii) one or more Participating Banks to which Registrable Securities are Sold in an Exchange, (iii) any defined benefit plan of which RRD is the sponsor to which Registrable Securities are Sold, (iv) any other transferee to which Registrable Securities are Sold, if Donnelley Financial provides prior written consent to the transfer of such Registration-related rights and obligations along with the Sale of Registrable Securities or (v) any other transferee to which Registrable Securities are Sold, unless (A) such Sale consists of Registrable Securities representing less than 1% of Donnelley Financial’s then-issued and outstanding securities of the same class as the Registrable Securities or (B) such Registrable Securities are eligible for Sale pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act under Section 4(a) thereof (including transactions pursuant to Rule 144); provided, that in the case of clauses (i), (ii), (iii), (iv) or (v), (x) Donnelley Financial is given written notice prior to or at the time of such Sale stating the name and address of the transferee and identifying the securities with respect to which the Registration-related rights and obligations are being Sold and (y) the transferee executes a counterpart in the form attached hereto as Exhibit A and delivers the same to Donnelley Financial (any such transferee in such Sale, a “Transferee”). A Transferee that obtains Registrable Securities in compliance with the foregoing sentence shall be considered a Holder for purposes of this Agreement upon satisfaction of the procedures set forth in the foregoing sentence. In connection with the Sale of Registrable Securities, a Transferee or Subsequent Transferee (as defined below) may assign its Registration-related rights and obligations under this Agreement relating to such Registrable Securities to the following subsequent transferees: (A) an Affiliate of such Transferee or subsequent transferee, as the case may be, to which Registrable Securities are Sold, (B) any subsequent transferee to which Registrable Securities are Sold, if Donnelley Financial provides prior written consent to the transfer of such Registration-related rights and obligations along with the Sale of Registrable Securities or (C) any other subsequent transferee to which Registrable Securities are Sold, unless (I) such Sale consists of Registrable Securities representing less than 1% of Donnelley Financial’s then-issued and outstanding securities of the same class as the Registrable Securities or (II) such Registrable Securities are eligible for Sale pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act under Section 4(a) thereof (including transactions pursuant to Rule 144); provided, that in the case of clauses (A), (B) or (C), (x) Donnelley Financial is given written notice prior to or at the time of such Sale stating the name and address of the subsequent transferee and identifying the securities with respect to which the Registration-related rights and obligations are being assigned and (y) the subsequent transferee executes a counterpart in the form attached hereto as Exhibit A and delivers the same to Donnelley Financial (any such subsequent transferee, a “Subsequent Transferee”). A Subsequent Transferee that obtains Registrable Securities in compliance with the foregoing sentence shall be considered a Holder for purposes of this Agreement upon satisfaction of the procedures set forth in the foregoing sentence.

Section 4.07 Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable laws, regulations and agreements, to consummate and make effective the transactions contemplated by this Agreement.

Section 4.08 Performance. RRD shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the RRD Group. Donnelley Financial shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the Donnelley Financial Group. Each party (including its permitted successors and assigns) further agrees that it shall (a) give timely notice of the terms, conditions and continuing obligations contained in this Section 4.08 to all of the other members of its Group and (b) cause all of the other members of its Group not to take, or omit to take, any action which action or omission would violate or cause such party to violate this Agreement.

Section 4.09 Notices. All notices, requests, claims, demands and other communications under this Agreement and, to the extent applicable and unless otherwise provided therein, under the Separation and Distribution Agreement and each of the Ancillary Agreements, shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile (at a facsimile number to be provided by such Party to the other Party pursuant to the notice provisions of this Section 4.09) with receipt confirmed (followed by delivery of an original via overnight courier service), by email (at an email address to be provided by such Party to the other Party pursuant to the notice provisions of this Section 4.09) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 4.09):

To RRD:

R. R. Donnelley & Sons Company

35 West Wacker Drive

Chicago, Illinois 60601

Attn: General Counsel

To Donnelley Financial:

Donnelley Financial Solutions, Inc.

35 West Wacker Drive

Chicago, Illinois 60601

Attn: General Counsel

Section 4.10 Severability. If any provision of this Agreement or the application hereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

Section 4.11 No Reliance on Other Party. The parties hereto represent to each other that this Agreement is entered into with full consideration of any and all rights which the parties hereto may have. The parties hereto have relied upon their own knowledge and judgment and have conducted such investigations they and their in-house counsel have deemed appropriate regarding this Agreement and their rights in connection with this Agreement. The parties hereto are not relying upon any representations or statements made by any other party, or any such other party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The parties hereto are not relying upon a legal duty, if one exists, on the part of any other party (or any such other party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or its preparation, it being expressly understood that no party hereto shall ever assert any failure to disclose information on the part of any other party as a ground for challenging this Agreement or any provision hereof.

Section 4.12 Registrations, Exchanges, Etc. Notwithstanding anything to the contrary that may be contained in this Agreement, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) any shares of Common Stock, now or hereafter authorized to be issued, (b) any and all securities of Donnelley Financial into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by Donnelley Financial and (c) any and all securities of any kind whatsoever of Donnelley Financial or any successor or permitted assign of Donnelley Financial (whether by merger, consolidation, sale of assets or otherwise) which may be issued on or after the date hereof in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock, and shall be appropriately adjusted for any stock dividends, or other distributions, stock splits or reverse stock splits, combinations, recapitalizations, mergers, consolidations, exchange offers or other reorganizations occurring after the date hereof.

Section 4.13 Mutual Drafting. This Agreement shall be deemed to be the joint work product of the parties, and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives as of the date first above written.

R. R. DONNELLEY & SONS COMPANY

By:	/s/ Daniel L. Knotts
Name:	Daniel L. Knotts
Title:	Chief Operating Officer

DONNELLEY FINANCIAL SOLUTIONS, INC.

By:	/s/ Daniel N. Leib
Name:	Daniel N. Leib
Title:	Chief Executive Officer

Exhibit A

Form of Agreement to be Bound

This Agreement (the “Agreement”), is executed pursuant to the terms of the Stockholder and Registration Rights Agreement dated as of September 14, 2016 (the “Stockholder Agreement”), by and between R. R. Donnelley & Sons Company (“RRD”) and Donnelley Financial Solutions, Inc (“Donnelley Financial”), by the undersigned (the “Undersigned”) executing this Agreement. By execution of this Agreement, the Undersigned agrees as follows:

1.	Acknowledgment. The Undersigned acknowledges that the Undersigned is acquiring certain Registrable Securities of Donnelley Financial, subject to the terms of the Stockholder Agreement. Capitalized terms used herein without definition are defined in the Stockholder Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. The Undersigned (i) agrees that the Registrable Securities acquired by the Undersigned, and any other Registrable Securities that may be acquired by the Undersigned in the future, shall be bound by and subject to the terms of the Stockholder Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Stockholder Agreement with the same force and effect as if he were originally a party thereto.

3.	Notice. Any notice required as permitted by the Stockholder Agreement shall be given to the Undersigned at the address listed beside the Undersigned’s signature below.

IN WITNESS WHEREOF, the undersigned has executed this instrument on this          day of                     , 20    .

(Signature of transferee) (Insert Notice Address)

ACKNOWLEDGED AND AGREED:

Donnelley Financial Solutions, Inc.